UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 29, 2025
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Cricut, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40257	87-0282025
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
10855 South River Front Parkway
South Jordan, Utah 84095
(Address of principal executive offices, including zip code)
(385) 351-0633
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CRCT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 29, 2025, Don Olsen, General Counsel and Corporate Secretary of Cricut, Inc. (Cricut), who has been with Cricut for nearly 18 years, informed Cricut of his intention to step down from his position as General Counsel to pursue another opportunity. Mr. Olsen will remain a Cricut employee to ensure a smooth transition through no later than July 1, 2025.
Cricut also announced that Matt Tuttle would succeed Mr. Olsen as Cricut’s General Counsel, effective April 30, 2025. Mr. Tuttle has held various legal roles at Cricut for the last 15 years, most recently as VP of Business Development/Associate Counsel for Intellectual Property.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cricut, Inc.

Date:	May 5, 2025	/s/ Kimball Shill
Kimball Shill
Chief Financial Officer